EXHIBIT 99.1

ZVUE Executes Standstill Agreement with Senior Lender

SAN FRANCISCO, CA-- July 7, 2008- ZVUE Corporation (NASDAQ: ZVUE), a global digital entertainment company, today announced it has reached a three month standstill agreement with YA Global Investments (YA Global) effective through September 30, 2008.

Under terms of the agreement, ZVUE will release $1,500,000 of cash currently held in a restricted escrow account toward partial redemption of the convertible debenture executed October 31, 2007. In consideration of such payment, YA Global will defer the payment of the July, August & September 2008 monthly installment amounts and agree to certain trading restrictions. The $1.5 million payment will be applied first as a reduction of the accrued interest of approximately $260,000 as of July 1, 2008, then as payment of the outstanding principal amount of approximately $1,250,000.

In addition to agreeing to defer payments, YA Global agreed that during the standstill period, neither it nor its affiliates will sell shares of the Company’s common stock (1) at prices less than $0.30 per share, or (2) in excess of 18% of the aggregate daily trading volume of the common stock, at prices of between $0.30 and $0.50. The agreement provides no limitation on sales of common stock at prices of greater than $0.50 per share. Should YA Global breach the trading limitations, then the trading restriction and payment deferral would be extended for an additional period of one or more months, depending on the extent of such breach.

YA Global has also agreed to increase the limit for separate asset-based financing related to the Company’s product business to $2.5 million from $500,000.

About ZVUE Corporation

ZVUE Corporation (NASDAQ: ZVUE) is a global digital entertainment company. Its Popsauce Network™ (comprised of eBaumsWorld.com, Putfile.com, Holylemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com and ZVUE.com) is consistently among the top-five companies providing user-generated video online. ZVUE™ personal media players are mass-market priced and currently available for purchase online and in Wal-Mart stores throughout the U.S. For more information, visit www.zvue.com.

ZVUE, HandHeld Entertainment, popsauce network, eBaum’s World, ZVUE Networks, eBaumsWorld.com, Putfile.com, HolyLemon.com, UnOriginal.co.uk, YourDailyMedia.com, Dorks.com, FunMansion.com, and ZVUE.com are trademarks of ZVUE Corporation. All other trademarks are property of their respective owners.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Statements made in this release that are not historical in nature constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “plans” “will,”“may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are subject to risks and uncertainties that cannot be predicted or quantified and consequently, actual results may differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, without limitation, risks and uncertainties associated with: (i) future financial results and financing requirements; (ii) development of new products and service offerings; (iii) the company’s ability to monetize, grow users and obtain synergies from acquired user-generated content providers; (iv) the company’s ability to integrate acquisitions; (v) the effectiveness, profitability, and marketability of the company’s current and prospective products and services; (vi), the impact of current, pending, or future legislation and regulation on the company’s industry; and (vii) the impact of competitive products, services, pricing or technological changes. More detailed information about the company and the risk factors that may affect the realization of forward-looking statements is set forth in the company’s filings with the Securities and Exchange Commission, including the company’s Reports under the Securities Exchange Act of 1934, as amended. Such documents may be read free of charge on the SEC’s web site at www.sec.gov. All forward-looking statements included in this release are made as of the date of this press release, and the company assumes no obligation to update any such forward-looking statements.

Contact:
For ZVUE Corporation
Hank Kim, 917-647-0500 (Media)
hank@hankkimconsulting.com
or
Howard Gostfrand, 305-918-7000 (Investors)
hg@amcapventures.com